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EXHIBIT 32.1


     CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of One Voice Technologies, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Dean Weber, Chief Executive Officer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 9.06 has been provided to One Voice and will be retained by One Voice and furnished to the Securities Exchange Commission or its staff upon request.

Dated: APRIL 4, 2008



/s/ Dean Weber
-----------------------------
Name: Dean Weber
President, Chief Executive Officer
(Principal Executive Officer),
interim Chief Financial Officer
(Principal accounting and financial officer),
Chairman of the Board and Secretary